UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2012

NEENAH PAPER, INC.

(Exact Name Of Registrant As Specified In Charter)

Delaware	001-32240	20-1308307
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3460 Preston Ridge Road
Alpharetta, Georgia 30005
(Address of principal executive offices, including zip code)

(678) 566-6500
(Registrant’s telephone number, including area code)

Not applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e(4)(c))

Item 1.01  Entry into a Material Definitive Agreement

On October 11, 2012, Neenah Paper, Inc. (the “Company”) amended and extended its existing credit facility by entering into a Second Amended and Restated Credit Agreement, dated as of October 11, 2012 (the “Second Amended Credit Agreement”) by and among the Company and certain of its subsidiaries as co-borrowers, the financial institutions signatory to the Second Amended Credit Agreement as lenders (the “Lenders”), and JPMorgan Chase Bank, N.A., as agent for the Lenders.

The Second Amended Credit Agreement, among other things: (i) extends the term of the prior credit facility by two years; (ii) increases the revolving credit commitment from $95 million to $105 million (the “Revolver”); (iii) adds a $30 million deferred draw term loan commitment (the “Term Loan”), borrowings under which the Company will use to redeem a portion of its of its 7.375% Senior Notes due in 2014 (the “Notes”), (iv) reduces certain interest rates and fees payable by the borrowers on the Revolver; (v) removes Neenah Paper Company of Canada as a Guarantor and releases liens and security interests previously granted by Neenah Canada; and (vi) makes certain definitional, administrative and covenant changes.  The Revolver includes a $10 million sublimit for letters of credit.

The Term Loan may be drawn in a single draw prior to November 30, 2012, and is subject to certain borrowing conditions.  Once drawn, the principal balance of the Term Loan is repayable in quarterly installments beginning on March 31, 2013.  Both the Revolver and the Term Loan mature on November 30, 2017 (or on August 15, 2014, if by that date the Notes have not been redeemed, repurchased, defeased or repaid in full, or extended or refinanced to a date at least 90 days after November 30, 2017).

Under the terms of the Second Amended Credit Agreement, borrowings under the Revolver will bear interest at either (1) a prime rate-based index plus an applicable margin ranging from 0.25% to 0.75% (decreased from the prior range of 0.75% to 1.00%) or (2) LIBOR plus an applicable margin ranging from 1.75% to 2.25% (decreased from the prior range of 2.25% to 2.50%), depending on the amount of availability under the Amended Credit Agreement.  Until the tenth business day after delivery of the Company’s borrowing base compliance certificate for the month ending March 31, 2013, the applicable margin on Revolver borrowings will be 0.50% for prime rate-based borrowings, and 2.00% for LIBOR-based borrowings.  The Term Loan will bear interest, either (1) a prime rate-based index plus 2.25% or (2) LIBOR plus 3.75%.  The Company is also required to pay a monthly commitment fee on the unused amount of the Revolver at a per annum rate of 0.375% until the tenth business day following the Company’s delivery of its borrowing base compliance certificate for the month ending September 30, 2012, and either 0.375% or 0.25% thereafter, depending on usage under the Revolver.

The Company’s ability to borrow under the Second Amended Credit Agreement is limited to (a) $30 million under the Term Loan, plus (b) the borrowing limits of the Revolver which are the lowest of (i) $105 million, (ii) the Company’s borrowing base (as determined in accordance with the Second Amended Credit Agreement) and (iii) the applicable cap on the amount of “credit facilities” under the indenture for the Notes. The Second Amended Credit Agreement contains an accordion feature allowing the Company to increase the Revolver commitment by up to $45 million in the aggregate (to a maximum Revolver commitment of

$150 million), subject to certain conditions.  As of October 11, 2012, the Company’s borrowing base was approximately $105 million, after giving effect to the Second Amended Credit Agreement.

The Second Amended Credit Agreement contains events of default customary for financings of this type, including failure to pay principal or interest, materially false representations or warranties, failure to observe covenants and other terms of the Second Amended Credit Agreement, cross-defaults to certain other indebtedness, bankruptcy, insolvency, various ERISA violations, the incurrence of material judgments and changes in control.

The Second Amended Credit Agreement contains covenants with which the Company and its subsidiaries must comply during the term of the agreement.  Among other things, such covenants restrict the ability of the Company and its subsidiaries to incur certain debt, incur or create certain liens, make specified restricted payments, authorize or issue capital stock, enter into transactions with their affiliates, consolidate, merge with or acquire another business, sell certain of their assets, or dissolve or wind up.  In addition, if availability under the Revolver is less than $20 million, or in any event so long as the Term Loan or Term Loan commitment is outstanding, the Company is required to achieve a fixed charge coverage ratio (as defined in the Second Amended Credit Agreement) of not less than 1.1 to 1.0 for the preceding twelve-month period, tested as of the end of each quarter.

The obligations of the borrowers under the Second Amended Credit Agreement are secured by liens and security interests on substantially all of their assets.

Item 2.03  Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See discussion under Item 1.01 above

Cautionary Note Regarding Forward-Looking Statements

Certain of the foregoing statements may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”), or in releases made by the Securities and Exchange Commission, all as may be amended from time to time. Statements contained herein that are not historical facts may be forward-looking statements within the meaning of the PSLRA. Any such forward-looking statements reflect our beliefs and assumptions and are based on information currently available to us and are subject to risks and uncertainties that could cause actual results to differ materially including, but not limited to: (i) changes in prices for pulp, energy, latex and other raw materials, (ii) worldwide economic conditions, (iii) U.S. dollar/Euro and other exchange rates, (iv) significant capital and credit market volatility, (v) the availability of raw materials, (vi) unanticipated expenditures related to the cost of compliance with environmental and other governmental regulations and (vii) the ability of the company to realize anticipated cost savings. These and other factors that could cause or contribute to actual results differing materially from any forward-looking statements are discussed in more detail in our other filings with the Securities and Exchange Commission.  Forward-looking statements are only predictions and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.  These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws. Neenah Paper, Inc. cautions investors that any forward-looking statements we make are not guarantees or indicative of future performance.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEENAH PAPER, INC.
(Registrant)

Date: October 16, 2012	/s/ Steven S. Heinrichs
Steven S. Heinrichs Senior Vice President, General Counsel and Secretary